Exhibit 99.1

AnPath Group becomes Q2Power Technologies, Inc.;

Receives New Ticker Symbol (QPWR) and Files for OTCQB Up-Listing

LANCASTER, OH, December 14, 2015, AnPath Group Inc. (OTC: QPWR) has changed its name to Q2Power Technologies, Inc. (the "Company") and has received a new trading symbol of QPWR.  The Company has also filed with the OTC Markets to up-list its securities to the OTCQB.

“These are just the first few regulatory steps in Q2Power’s aggressive growth plans for 2016,” stated Christopher Nelson, the Company’s CEO. “More importantly, we are ready to commence sales of our technology to customers, put more waste-to-power projects in the field, and seek strategic partnerships and acquisitions that can expand our revenue and asset base significantly over the next year. We will also add individuals to our Board of Directors with strong experience and contacts in the renewable power, waste management, and financial sectors. This should be an exciting year for Q2Power’s shareholders.”

Q2Power’s technology provides a new, cost-effective solution to dispose of waste by converting it to electricity and useful heat. Because of its containerized, modular design, the system can be deployed with minimal time and expense at thousands of small-scale facilities that must dispose of waste such as methane, biogas and used fuels at increasingly greater costs. Q2Power installed its first system this summer at an Ohio wastewater treatment plant, and is on track to deploy commercial units to meet customer demand early in 2016.

For more information about Q2Power, please visit: www.q2p.com

Legal Notice Regarding Forward-Looking Statements: This news release contains "Forward-looking Statements". These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to our ability to fully commercialize our technology, risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new products and markets, the time and expense involved in such development activities, the ability to secure additional financing, the level of demand and market acceptance of our products, and changes in our business strategies.

Contact:

Arthur Douglas and Associates

Art Batson

407-478-1120